EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 261 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on Appendix A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2016

Appendix A

Report Date

Funds

February 19, 2016

 Eaton Vance Stock Fund

February 19, 2016

 Eaton Vance Tax-Managed Growth Fund 1.1

February 19, 2016

 Eaton Vance Tax-Managed Growth Fund 1.2

February 23, 2016

 Parametric Commodity Strategy Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ended December 31, 2015:

Report Date

Portfolios

February 19, 2016

            Stock Portfolio

February 19, 2016

Tax-Managed Growth Portfolio